                                                                      Exhibit 21

                                  SPIEGEL, INC.

                             Listing of Subsidiaries
                                December 29, 2001

Name of Corporation                                          Incorporated In
-----------------------------------------------             -----------------
Distribution Fulfillment Services, Inc.                         Delaware

East Coast Collection Agency, Inc.                              Delaware

Eddie Bauer, Inc.                                               Delaware

Eddie Bauer of Canada, Inc. (1)                                  Canada

First Consumers National Bank                                Federal Charter

First Credit Services, Inc.                                     Delaware

First Consumers Credit Corporation (2)                          Delaware

New Hampton Realty Corporation (3)                              Delaware

Newport News, Inc. (formerly New Hampton, Inc.)                 Delaware

Retailer Financial Products, Inc.                               Delaware

S.I. Reinsurance Limited                                  Turks & Caicos Islands

FCSI Reinsurance Limited                                  Turks & Caicos Islands

Spiegel Acceptance Corporation                                  Delaware

Spiegel Cares                                                   Illinois

Spiegel Catalog, Inc.                                           Delaware

Spiegel Credit Corporation III                                  Delaware

Spiegel Management Group, Inc.                                  Delaware

Spiegel Marketing Corporation
    (formerly Boutique Europa, Inc.)                            Delaware

Spiegel Publishing Company                                      Illinois

Spiegel Group Teleservice, Inc.
    (formerly Spiegel Teleservice, Inc.)                        Illinois

The Spiegel Foundation                                          Illinois

Ultimate Outlet, Inc.                                           Delaware

Spiegel Hermes General Service, LLC                             Delaware

Financial Services Acceptance Corp.                             Delaware

Spiegel Group Teleservices-Canada, Inc.                          Canada

Newport News Services, LLC (3)                                    Ohio

Eddie Bauer Services, LLC (1)                                     Ohio

Spiegel Catalog Services, LLC (4)                                 Ohio

(1) Wholly owned subsidiary of Eddie Bauer, Inc., a wholly owned subsidiary of Spiegel, Inc.

(2) Wholly owned subsidiary of First Consumers National Bank, a wholly owned subsidiary of Spiegel, Inc.

(3) Wholly owned subsidiary of Newport News, Inc., a wholly owned subsidiary of Spiegel, Inc.

(4) Wholly owned subsidiary of Spiegel Catalog, Inc., a wholly owned subsidiary of Spiegel, Inc.

                                       91